STOCK PURCHASE AGREEMENT

Private Purchase and Sale of Common Stock of Deltathree Inc.

THIS AGREEMENT is made and entered into as a private transaction of the date set forth on the signature page below, by and between Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd. (the “Seller”) and the purchaser set forth on the signature page below (the “Purchaser”);

WHEREAS, the Seller is the record owner and holder of common stock shares (the “Common Stock”), of Deltathree Inc., a Delaware corporation (the “Company”);

WHEREAS, the Seller desires to sell to Purchaser such shares of Common Stock of the Company set forth on the signature page below (“Stock”); and

WHEREAS, the Purchaser desires to purchase the Stock and the Seller desires to sell the Stock, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the adequacy of which is expressly acknowledged as sufficient in all respects, the Seller and the Purchaser hereby agree as follows:

1.           PURCHASE AND SALE.

(a)
Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction as defined herein, the Seller shall sell, convey, transfer, and deliver to the Purchaser the Stock, and the Purchaser shall purchase from the Seller the Stock for the purchase price in the aggregate as set forth on the signature page hereto (the “Purchase Price”).

(b)
The Closing of the transactions contemplated by this Agreement (the “Closing”), shall be deemed to occur after the following conditions have been satisfied: (i) after acceptance of this Agreement by the Seller; and (ii) upon receipt by the Purchaser of the stock certificate representing the purchased Stock.

(c)
Seller shall use commercially reasonable efforts to cause the delivery by the Company’s transfer agent of the certificate representing the Stock to the Purchaser within ten (10) business days from the date all parties sign and deliver this Agreement.  If the Seller does not receive the counter-signed original of this Agreement by the Purchaser within three (3) business days of delivery by the Seller, this Agreement may be terminated at the sole discretion of the Seller without further action or notice.

(d)
Payment of the Purchase Price for the Stock shall be discretionary on the part of Purchaser, in whole or incrementally in part, if and when the Purchaser shall gain profits related to the Stock over and above the Purchase Price.  For purposes of clarity, the Purchase Price shall be payable only at the sole determination of the Purchaser and only to the extent the Purchaser actually gains profits related to the Stock over and above the Purchase Price including any costs bourn by the Purchaser. For the avoidance of doubt, the Seller and/or any third party, including the Company, any creditor, the Seller successors, assigns or administrators, may not enforce or demand the payment of the Purchase Price.

Stock Purchase Agreement

2.           REPRESENTATIONS AND WARRANTIES OF SELLER.

(a)
The Seller hereby represents and warrants to the Purchaser: (i) The Seller is not a party to any agreement, written or oral, creating rights in respect to the Stock in any third person or relating to ownership or voting of the Stock;  (ii) except for a pledge of Stock to Bank Hapoalim which will be released as soon as reasonably possible after execution of this Agreement as a condition precedent for the Closing, the Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, contingent or otherwise, equities or other charges, taxes or restrictions of any nature (except restrictions of applicable securities laws); (iii) there are no existing warrants, options, purchase agreements, redemption agreements, calls, puts or other rights of any nature whatsoever relating to the Stock, nor are there any other understandings, arrangements or agreements creating rights of third parties with respect to such Stock.  Except with respect to restrictions applied as a matter of law pertaining to transfers of restricted securities, at the Closing, the Purchaser will acquire all right, title and interest in the Stock free and clear of any impairment, encumbrance or liens or any interest, contingent or otherwise, of any person, public or private entity, association or organization, or any judicial orders or any governmental entity or quasi-governmental authority.

(b)
The Seller hereby represents and warrants that there has been no act or omission by the Seller which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby and no third party has any rights, contingent or otherwise, in the Stock or proceeds thereto.

(c)	The Seller is not receiving a selling concession, fee or other remuneration in respect of the securities sold.

3.           REPRESENTATIONS AND WARRANTIES OF PURCHASER.

(a)
No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person, is required for the consummation by the Purchaser of any of the transactions contemplated by the Purchaser under this Agreement.

(b)
The Purchaser is acquiring the Stock for his or her own account as principal, and not as a nominee or agent; for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct or indirect beneficial interest in such Stock or any portion thereof.  The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer, distribute or grant participations in the Stock to any person, entity or organization.

Stock Purchase Agreement

(c)
The Purchaser is not acquiring the Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or pursuant to any solicitation of a subscription by a person not previously known to the Purchaser in connection with investment securities generally.

(d)
Except as otherwise provided in this Agreement, the Purchaser understands that neither the Seller nor the Company is under any obligation to register the Stock under the Securities Act of 1933, as amended (the “Securities Act”), or to assist the Purchaser in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  The Purchaser understands that the Stock must be held indefinitely unless such Stock is registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that such person has been advised of the limitation of Rule 144 promulgated under the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances which are currently not available with respect to the Stock.  The Purchaser understands that it will be unable to sell or trade any of the Stock without either registration under the Securities Act or the availability of exemption from registration.

(e)
The Purchaser acknowledges that this Agreement and the transactions contemplated hereby have been made pursuant to the exemption from registration under Section 4(2) of the Securities Act and other available exemptions, as a non-public transaction that was privately negotiated by the parties hereto and their respective legal and other professional advisors. The Purchaser hereby acknowledges that no information regarding this Agreement or the offer and sale of the Stock contemplated hereby has been disseminated by the Seller to any third parties, other than the Seller’s legal counsel and/or professional business advisors.

(f)
The Purchaser (i) is experienced in making investments of the kind described in this Agreement, (ii) is able, by reason of his or her own business and financial experience and or his or her own professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Stock and (iii) is able to afford the entire loss of his or her own investment in the Stock.

(g)
Purchaser is aware that no U.S. federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Stock, or (iii) guaranteed or insured any investment in the Stock or any investment made by the Company.

(h)
Purchaser understands that the price of the Stock offered hereby bear no relation to the assets, book value or net worth of the Company and such price was determined solely by mutually agreement as determined between the Purchaser and the Seller.  Purchaser acknowledges and understands that there is a risk of dilution on his or its investment in the Company.

Stock Purchase Agreement

(i)
The Purchaser expressly represents, warrants and agrees that the Purchaser is acquiring the Stock “as is” and is not relying on the Seller with respect to any matters pertaining to the Stock, whether disclosed or undisclosed about the Stock or the Company or any ancillary matters affecting the Stock or the Company.  The Purchaser has undertaken its own legal, financial, business and investment due diligence in respect of the Company and is not relying on the Seller in respect of any matters whatsoever.  Purchaser expressly acknowledges and agrees that the price of the Stock may vary significantly from the Purchase Price and no representations are made by the Seller in regard to actual or implied current or future value or performance of the Stock and no warranties are made, given or implied in such regard.

(j)	The Purchaser shall indemnify release and hold harmless the Seller with respect to all of the representations, warranties and acknowledgments of Purchaser set forth herein.

4.           SECURITIES LAW COMPLIANCE.

(a)
The Purchaser hereby acknowledges that it is required under Securities Exchange Act of 1934, as amended, Sections 16 and 13(d) to file Form 3 and Schedule 13D with the U.S. Securities & Exchange Commission and the Purchaser hereby agrees to promptly make such filings.

(b)	The Purchaser hereby acknowledges, represents, warrants and agrees to the special Regulation S Representations attached as Annex A hereto and incorporated herein by reference thereto.

5.           CHARITABLE DONATION.

Purchaser may at its discretion donate to a charity of its choosing a portion of any proceeds constituting the Purchase Price that Purchaser receives with respect to any dividends paid by the Company or any arms-length sale of the Stock to a third party, liquidation or dissolution of the Company, and the Purchaser shall promptly notify Seller in writing following the occurrence of any such event.

6.           GENERAL PROVISIONS.

(c)
Entire Agreement. This Agreement (including the schedules and exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  No other third party beneficiaries may rely upon this Agreement.

(d)
Headings and Construction. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

Stock Purchase Agreement

(e)
Costs.  Except as otherwise set forth herein, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(f)
Stock Legend.  Each Certificate representing the Stock shall be imprinted with the following legend restricting the transferability of the Stock except as permitted by applicable securities laws or exemptions therefrom:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1)(A) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE ACT AND STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND WHEREIN DELTATHREE INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME FURNISH TO DELTATHREE INC. AND THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS DELTATHREE INC. OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY OF SUCH TRANSFER); AND (2) PRIOR TO ANY SUCH TRANSFER, IT WILL MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(g)
Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision(s) hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

Stock Purchase Agreement

(h)	Survival. The parties’ representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the purchased Stock.

(i)
Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and given or made (a) by personal delivery or (b) by overnight courier service with confirmation of receipt at the respective addresses set forth on the signature page hereto, or at such other address as any party hereto may subsequently furnish in writing to the other party.

(j)
Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Seller without the consent of the Purchaser and the transfer or assignment of the Stock shall be made only in accordance with this Agreement.  The Purchaser may assign its rights hereunder without consent of the Seller provided such assignee performs all obligations of Seller set forth hereunder.

(k)
Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the purchase hereunder is irrevocable, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l)	Modification. This Agreement shall not be modified, amended or waived except by a written instrument signed by the party against whom any such modification, amendment or waiver is sought.

(m)	Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page Follows]

Stock Purchase Agreement

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of December 15, 2008.

Private Purchase of Deltathree Inc. Restricted Common Stock:

Total Purchase Price:	***USD$0.03*** per share and in the aggregate ***USD$310,430.31*** (***Three Hundred Ten Thousand Four Hundred Thirty and 31/100 U.S. Dollars***).

Total Shares of Stock Purchased:	***10,347,677 *** (***Ten Million Three Hundred Forty Seven Thousand Six Hundred Seventy Seven Shares***).

PURCHASER: Abraham Ziv-Tal

By:	/s/ Abraham Ziv-Tal
Name: Abraham Ziv-Tal
Address For Notices: P.O Box 514 Rishpon Israel 46915

SELLER: Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd.

By: /s/ Benjamin Broder
Name: Benjamin Broder
Title:
Address For Notices: 7 Giborey Israel St., P.O. Box 8468, South Netanya Industrial Zone 42504 Israel

By: /s/ Itai Rogel
Name: Itai Rogel
Title:
Address For Notices: 7 Giborey Israel St., P.O. Box 8468, South Netanya Industrial Zone 42504 Israel

Annex A

Regulation S Representations

(a)           The Purchaser acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Common Stock issued hereunder not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an available exemption from registration required under the Securities Act.

(b)           The Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder.  Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. Persons (as such term is used in Regulation S) unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available.  Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

(c)           The Purchaser makes the following representations and warranties for the benefit of the Seller and the Company with the intent that the same may be relied upon in determining the suitability of the Purchaser as a qualified Non-U.S. Person purchaser and transferee of securities:

(i)           The Purchaser did not receive the offer for the Shares (the “Offer”), nor was he, she or it solicited to purchase the Shares, in the United States; that this Agreement has not been executed or delivered by the Purchaser in the United States, and neither the Purchaser nor any Person acting on behalf of the Purchaser has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

(ii)           The Purchaser is not a U.S. Person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the Laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

(iii)           The Purchaser is not purchasing the Shares as a result of, or subsequent to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a Person not previously known to it in connection with investments in securities generally; and

(iv)           The Shares have not been registered under the Securities Act or under any state securities Laws and that the Purchaser agrees to transfer its Shares in the U.S. or to, or for the account or benefit of, U.S. Persons only if (i) the Shares are duly registered under the Securities Act and all applicable state securities Laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities Laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the Shares, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities Laws; that the Company is under no obligation to register the Shares under the Securities Act or any applicable state securities Laws on its behalf or to assist it in complying with any exemption from such registration;

(v)           Except as distributed by Purchaser in accordance with the requirements and provisions of Rule 903 of Regulation S (i.e., the Shares may be allocated and distributed to Purchaser’s managed accounts so long as such distribution is made by Purchaser in the manner specified by Rule 903), the Shares will be acquired solely for the account of the Purchaser, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares.

(vi)           The Purchaser agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, its Shares or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities Laws, or the rules and regulations thereunder.

(vii)           The Purchaser jurisdiction of principal place of business and corporate domicile, as set forth on the signature page hereto with respect to notices under this Agreement, is true and correct.

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